SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066	76-0583569
(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (713) 993-4610

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Sanders Morris Harris Group Inc. (the “Company”) entered into an Agreement dated as of November 8, 2009 (the “Agreement”) with Fletcher International, Ltd. (“Fletcher”). Pursuant to the terms of the Agreement, the Company agrees to sell and Fletcher agrees to purchase 1,071,429 shares of shares (the “Shares”) of the Company’s common stock at a fixed price of $7.00 per share.  The transaction is subject to customary closing conditions as well as the closing of the transaction described in Item 8.01 below. The gross proceeds from sale will be $7,500,000, before deducting fees and expenses.

In connection with the Agreement, the Company also agreed to issue to Fletcher warrants (the “Warrant”) to acquire additional shares of common stock in an aggregate value of up to $7,500,000. The Warrant has an exercise price per share of $5.75, subject to certain adjustments. Fletcher has the right to exercise the Warrant on a cashless, net settlement basis.

The Warrant has a term of ten years.

The total number of shares of common stock that can be issued under the Agreement and the Warrant cannot exceed 19.99% of the outstanding shares of common stock on the date of the Agreement and 2,778,052 (which amount is 9.75% of the Company’s outstanding shares of common stock and is subject to increase from time to time on one or more occasions by Fletcher without notice), subject to certain exceptions in the event of a change of control (“Ownership Limitation”). Neither Fletcher nor the Company is obligated to consummate any subsequent closing or exercise of the Warrant where such closing or exercise would cause Fletcher to exceed an Ownership Limitation, provided that any shares that would be issued but for the 9.75% limitation will be deferred and delivered as specified in the Agreement upon increase of the limit by notice.

The issuance of shares of common stock and the Warrant to Fletcher under the terms of the Agreement and shares of common stock issued upon exercise of the Warrant has been and will be made under our Registration Statement on Form S-3 (File No. 333-155455).  The Company is obligated to keep the registration statement continuously effective so long as any shares of common stock may be issued pursuant to the Agreement or the Warrant.  The Company must make certain payments to Fletcher if it fails to maintain the effectiveness of the registration statement for a period of 30 days or more.

The foregoing descriptions of the Agreement and the Warrant and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement and the Warrant, copies of which are filed as exhibits hereto and are hereby incorporated by reference.

Item 8.01 Other Events

As reported in Item 8.01 of the Current Report on Form 8-K filed on January 23, 2009, the Company and its wholly-owned subsidiary SMH Capital Inc., a Texas corporation (“SMH Capital”), entered into a Contribution Agreement with Pan Asia China Commerce Corp., a Delaware corporation (“PAC3”), Madison Williams Capital LLC (formerly Siwanoy Capital, LLC), a New York limited liability company (“Madison Williams”) and Madison Williams and Company, LLC (formerly Siwanoy Securities, LLC), a New York limited liability company (“New BD”), and a wholly-owned subsidiary of Madison Williams, pursuant to which SMH Capital agreed to contribute to New BD the assets, properties, working capital, and rights related and/or pertaining to its investment banking, institutional trading (including equity sales and fixed income sales), New York trading, and research businesses (excluding The Juda Group and the Concept Capital divisions) (the “Capital Markets Business”), including a specified amount of working capital (as adjusted for any profits or losses incurred in the Capital Markets Business between January 1, 2009, and the date of closing) less (i) the value of the accounts receivable contributed to Madison Williams, (ii) the value of the certain assets in SMH Capital’s Metairie, Louisiana office, (iii) the value of certain money security deposits and any advance payments, and (iv) the value of certain securities to be mutually agreed upon by the parties in exchange for a 20% Class A Membership Interest in Madison Williams, cash, and a note issued by Madison Williams to the Company.

The Company, SMH Capital, PAC3, Madison Williams, and New BD  have entered into an Amended and Restated Contribution Agreement dated as of November 8, 2009, with Fletcher International, Ltd (“Fletcher”), with respect to the formation of the New BD. Pursuant to the Amended and Restated Contribution Agreement, (a) PAC3’s interest in Madison Williams was reduced to an overall 25% Membership Interest comprised of a 4.76% Class A Membership Interest and 47.37% Class B Membership Interest, (b) SMH Capital’s interest in Madison Williams was reduced to an overall 17.5% Membership Interest represented by a 33.33% Class A Membership Interest, (c) Fletcher agreed to subscribe for and purchase an overall 32.50% Membership Interest represented by a  61.90% Class A Membership Interest in Madison Williams in exchange for a cash contribution, and (d) the interest of management of Madison Williams was reduced to an overall 5.25% Membership Interest represented by a 11.05% Class B Membership Interest. An overall 19.75% Membership Interest represented by a 41.58% Class B membership Interest has been reserved. The Class A Membership interests have a (i) liquidation preference over the Class B Membership Interests and (ii) distribution preference over the Class B and Class C Membership Interests and no distributions may be made to any Class B or C Membership Interests until a total of $8.5 of distributions to the Class A Members have been made.

The transaction will be closed following the approval by the Financial Industry Regulatory Authority of a new member application by the New BD.

Item 9.01.   Financial Statements and Exhibits.

a.	Financial statements of business acquired

Not Applicable

b.	Pro forma financial information

Not Applicable

c.	Exhibits

4.1	Agreement dated as of November 8, 2009, between Sanders Morris Harris Group Inc. and Fletcher International, Ltd.

4.2	Form of Warrant to be issued to Fletcher International, Ltd. (Included as Annex A to Exhibit 4.1).

10.13
Amended and Restated Contribution Agreement dated as of November 8, 2009, among Sanders Morris Harris Group Inc., SMH Capital Inc., Pan Asia China Commerce Corp., Fletcher International, Ltd., Madison Williams Capital LLC, and Madison Williams and Company, LLC.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.

By:	/s/ George L. Ball
George L. Ball,
Chief Executive Officer
Date: November 12, 2009